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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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135 N. LOS ROBLES AVENUE SUITE 250 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 14, 2004

Dear Stockholder:

        You are invited to attend the 2004 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. to be held on Wednesday, May 12, 2004, at the Library of The Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California 91106, at 10:30 a.m. local time.

        At this year's meeting you will be asked to elect eight directors and ratify the appointment of Ernst & Young LLP as our independent public accountants. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

        Your Board of Directors unanimously believes that election of its nominees for directors and ratification of its selection of independent public accountants are in the best interests of the Company and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for directors and the ratification of the selection of Ernst & Young LLP as independent public accountants.

        In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

        We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

        BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Jerry M. Sudarsky Chairman of the Board

ALEXANDRIA REAL ESTATE EQUITIES, INC.
135 North Los Robles Avenue, Suite 250
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 12, 2004

To the Stockholders of Alexandria Real Estate Equities, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Wednesday, May 12, 2004, at the Library of The Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California 91106, at 10:30 a.m. local time. At the annual meeting, stockholders will be asked:

  1.
  To elect eight directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

        The Board of Directors of the Company has fixed the close of business on March 29, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 29, 2004, the record date, will be admitted to the annual meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company's Common Stock beneficially and want to vote in person at the annual meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker's proxy and bring it to the annual meeting in order to vote.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY'S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPLICABLE AGENT IN WHOSE NAME THE SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Peter J. Nelson Secretary
Pasadena, California April 14, 2004

ALEXANDRIA REAL ESTATE EQUITIES, INC.
135 North Los Robles Avenue, Suite 250
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held
Wednesday, May 12, 2004

General

        This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12, 2004, at the Library of The Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California 91106, at 10:30 a.m. local time, and any and all adjournments or postponements thereof. The Board of Directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 14, 2004.

Solicitation

        This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged The Altman Group, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy material for an estimated fee of approximately $15,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

Voting Procedures

        Only those holders of Common Stock of record as of the close of business on March 29, 2004, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 19,378,282 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

        The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to constitute a quorum to transact business at the annual meeting. Abstentions will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants. Abstentions will have no effect on the ratification of the appointment of Ernst & Young LLP. It is expected that brokers will have discretionary power to vote on each of the proposals.

        Shares represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly executed and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

Revocability of Proxies

        Stockholders may revoke a proxy at any time before the proxy is exercised. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the annual meeting.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Stockholders will be asked at the annual meeting to elect eight directors, who will constitute the full Board of Directors as currently authorized by the Company's Bylaws. Each elected director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

        Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

        The following eight persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Jerry M. Sudarsky, Joel S. Marcus, James H. Richardson, Richard H. Klein, Anthony M. Solomon, Richard B. Jennings, Alan G. Walton and Richmond A. Wolf. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

        A plurality of the votes cast at the annual meeting is required for the election of directors.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Directors, Executive Officers And Senior Management

        The following sets forth certain information concerning the directors, executive officers and senior management of the Company as of the record date for the annual meeting:

Name	Age	Position
Jerry M. Sudarsky	85	Chairman of the Board
Joel S. Marcus	56	Chief Executive Officer and Director
James H. Richardson	44	President and Director
Peter J. Nelson	46	Chief Financial Officer, Senior Vice President, Treasurer and Secretary
Vincent R. Ciruzzi	41	Senior Vice President
Richard B. Jennings	60	Director
Richard H. Klein	48	Director
Anthony M. Solomon	84	Director
Alan G. Walton	67	Director
Richmond A. Wolf	33	Director

        Jerry M. Sudarsky has served as the Chairman of the Board of Directors since the Company's inception in 1994. He served as the Chief Executive Officer from inception to March 1997. From 1986 to 1994, Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Sudarsky has extensive experience in the design, engineering, construction and operation of commercial properties. In 1946, Mr. Sudarsky founded Bioferm Corp., a company that pioneered the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972.

        Joel S. Marcus has been Chief Executive Officer since March 1997 and has served as a director since the Company's inception. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison, LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions, in the bio-pharmaceutical industry. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

        James H. Richardson has been President since August 1998 and has served as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis' brokerage operations group. During his time at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

        Peter J. Nelson has been Chief Financial Officer and Treasurer since April 1997, Senior Vice President since May 1998 and Secretary since February 2002. Mr. Nelson was also Secretary from April 1997 to January 2000. Prior to joining the Company, from 1995 to 1997, Mr. Nelson served as Chief Financial Officer of Lennar Partners, Inc. (now LNR Property Corp.), a diversified real estate company, where he was responsible for the financial management of the firm's real estate portfolio. From 1990 to 1995, Mr. Nelson was Chief Financial Officer of Westrec Properties, Inc., a national owner and operator of boat marinas and resort properties. Mr. Nelson also served as Vice President, Corporate Financial Planning of Public Storage, Inc. from 1986 to 1990, and as an Audit Manager at Ernst & Young LLP from 1979 to 1986. Mr. Nelson is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants, where he has served on the Real Estate Committee. Mr. Nelson received his Bachelor of Science degree in Accounting, summa cum laude, from California State University, Northridge.

        Vincent R. Ciruzzi has been a Senior Vice President since June 2000 and was a Vice President from September 1996 until June 2000. In 1993, Mr. Ciruzzi founded a real estate consulting business, which provided consulting services to the Company from September 1995 until his appointment as Vice President of the Company. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities as well as real estate development. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California.

        Richard B. Jennings has served as a director since May 1998. Mr. Jennings is President of Realty Capital International Inc., a real estate investment banking firm, that he founded in 1991, and is President of Jennings Securities Corporation, a National Association of Securities Dealers, Inc. (NASD) member securities firm, that he founded in 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of Commercial Net Lease Realty, Inc. He is a licensed NASD Principal and a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

        Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 25-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice and the Public Relations and Practice Development Department. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for Price Waterhouse Coopers LLP. In 2003, Mr. Klein founded and currently serves as Chief Executive Officer of Chefmakers Cooking Academy LLC. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science Degree in Accounting and Finance from the University of Southern California.

        Anthony M. Solomon has served as a director since October 1994. Mr. Solomon is an economist and banker and has served as Chairman of The Blackstone Alternate Asset Management Advisory Board since 1994. Mr. Solomon also has served as Chairman of The Europe Fund, a closed-end fund investing in Europe, since 1990 and of The United Kingdom Fund, a closed-end fund investing in the United Kingdom, since 1987. Mr. Solomon has served as an economic advisor to Banca Comerciale Italiana since 1985. Mr. Solomon was a director of S.G. Warburg p.l.c. London from 1985 until 1991 and Chairman of S.G. Warburg USA from 1985 until 1989. Mr. Solomon also served as President and Chief Executive Officer of the Federal Reserve Bank of New York from 1980 to 1985 and was Under Secretary of the Treasury from 1977 to 1980. Mr. Solomon received his Bachelor of Arts degree in Economics from the University of Chicago and his Masters degree in Economics and Public Administration from Harvard University.

        Alan G. Walton has served as a director since September 1998. Dr. Walton has been a General Partner of Oxford Bioscience Partners, an investment fund concentrating on investments in the medical, medical services and biotechnology fields, since 1987. From 1981 to 1987, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company involved in technology transfer and seed investments in university-related projects. Prior to 1981, Dr. Walton was a professor at Harvard Medical School, Indiana University and Case Western Reserve. Dr. Walton currently serves as a director of Acadia Pharmaceuticals, Inc. Targecept, Inc., Avalon Pharmaceuticals, Inc. and Asterand. Dr. Walton received his Doctor of Philosophy degree in Chemistry and his Doctor of Science degree in Biological Chemistry from Nottingham University in England.

        Richmond A. Wolf has served as a director since February 2004. Since 1997, Dr. Wolf has served in various positions at the California Institute of Technology (CalTech), a non profit university that also manages the Jet Propulsion Laboratory (JPL) for the National Aeronautics and Space Administration (NASA). Currently, Dr. Wolf is Director of the Office of Technology Transfer. In this role, Dr. Wolf assesses the commercial and technical merit of technologies developed at CalTech and JPL, and manages the operations of the intellectual property portfolio, which includes over 1,500 issued and pending patents. Dr. Wolf has substantial experience in technology licensing transactions in numerous fields, including molecular biology, medical devices, semiconductors and telecommunications. He has been an observer to the board of directors of several companies, and he has been or is a member of the advisory board of ITU Ventures, Oak Grove Systems, the Los Angeles Regional Technology Alliance and The Egg Factory. Dr. Wolf is a graduate of Princeton University cum laude and received a Ph.D. from CalTech.

Information on Board of Directors and its Committees

        The Board of Directors held four regular meetings and seven special meetings in 2003 and took action on one occasion during 2003 by unanimous written consent. No director attended less than 75% of the aggregate number of meetings held by the Board of Directors during 2003 and by all committees of which such director is a member.

        The Company encourages each member of the Board of Directors to attend each annual meeting of the Company's stockholders. All directors attended the annual meeting of stockholders held on May 2, 2003.

        The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee.

Audit Committee

        The Audit Committee consists of Directors Klein (Chairperson), Jennings and Sudarsky. It held nine meetings in 2003. The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is attached as Exhibit A to this proxy statement. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent public accountants who audit the Company's financial statements. In addition, the role of the Committee is to discuss the scope and results of the audit with the independent public accountants, review the Company's interim and year-end operating results with management and the independent public accountants, consider the adequacy of the Company's internal accounting controls and audit procedures and pre-approve all engagements with the Company's independent public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company's business integrity policy (described further under "Code of Ethics").

        The Board of Directors has determined that each of Messrs. Klein and Jennings is an "audit committee financial expert" within the meaning of the regulations of the Securities and Exchange Commission.

Audit Committee Report

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee is independent in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

        Management has the primary responsibility for the Company's financial statements and reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company's independent auditors to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company's internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

        The Audit Committee has reviewed the Company's audited financial statements and has discussed them with management and the independent public accountants. The Audit Committee has also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether the independent public accountants' provision of non-audit services to the Company is compatible with the auditors' independence.

        In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE Richard H. Klein, Chairperson Richard B. Jennings Jerry M. Sudarsky

Nominating & Governance Committee

        The Nominating & Governance Committee consists of Directors Sudarsky (Chairperson), Jennings and Walton, each of whom meets the independence criteria of the New York Stock Exchange. The Committee met three times in 2003. The Board of Directors has adopted a written charter for the Nominating & Governance Committee, a copy of which is attached as Exhibit B to this proxy statement. The Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company's corporate governance guidelines that have been adopted by the Board of Directors. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors.

        The Nominating & Governance Committee considers candidates for director suggested by stockholders for elections to be held at an annual meeting of stockholders. Stockholders can suggest qualified candidates for director by complying with the advance notification and other requirements of the Company's Bylaws regarding director nominations. Director nomination materials submitted in accordance with the foregoing procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration and nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

        Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including the nominee's management, leadership and business experience, skill and diversity, such as financial literacy and knowledge of directorial duties, and integrity and professionalism.

        The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Committee.

        Messrs. Klein and Wolf were elected to the Board for the first time during the current term and are standing for their first annual election to the Board of Directors. Messrs. Klein and Wolf were recommended to the Nominating & Governance Committee by Mr. Sudarsky, the Chairman of the Board, who is a non-management director.

Compensation Committee

        The Compensation Committee consists of Directors Jennings (Chairperson), Solomon and Walton, each of whom meets the independence criteria of the New York Stock Exchange. It held four meetings in 2003. The Compensation Committee has the authority to review and approve salary arrangements, grant annual incentive awards for certain officers and other employees, adopt and amend employment agreements for officers and other employees of the Company, and administer the Company's stock option and other incentive plans.

Compensation Committee Report on Executive Compensation

        This Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such officers for 2003.

        Compensation Philosophy.    The Company's compensation program is designed to offer executive officers competitive compensation based on the Company's performance, its unique niche, strategy, business model and execution and on the individual's contribution, performance and leadership. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

        The three main components in the Company's executive compensation program are:

  •
  Base Salary

  •
  Incentive Bonus

  •
  Stock Incentives

        Base Salary.    The salaries of Messrs. Marcus, Richardson, Nelson and Ciruzzi are established by their respective employment agreements with the Company and are modified as determined by the Compensation Committee. The salaries of other senior executive officers are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each senior executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive and take into account the unique niche of the Company as well as reflect its performance.

        Incentive Bonus.    Annual incentive bonuses for executive officers, if any, are intended to reflect the Compensation Committee's belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

        Stock Incentives.    From time to time, the Company grants restricted stock, stock options and other incentives (the "stock incentives"), as appropriate, as long-term incentives to motivate, reward and retain executive officers. The Compensation Committee, which has responsibility for making grants of stock incentives under the Company's Amended and Restated 1997 Stock Award and Incentive Plan (the "1997 Incentive Plan"), believes that stock incentives provide an incentive that focuses the executive's attention on the Company from the perspective of an owner with an equity stake in the business. For example, stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which provides value to the recipient only when the price of the Company's stock increases above the exercise price (that is, only to the extent that stockholders as a whole have benefited). Generally, stock options granted to executive officers vest ratably over a three-year period based on the option holder's continuous service with the Company.

        Employment Contracts.    The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract, motivate and retain such key executives and to ensure continuity and stability of management.

        Compensation of Chief Executive Officer and Other Executives.    The Compensation Committee increased Mr. Marcus' salary during 2003 by 8.2%. The increase reflected the Compensation Committee's assessment of his performance in light of the Company's performance in the prior fiscal year and Mr. Marcus' service to the Company. Salary increases of the other senior executive officers effected during 2003 ranged from 3.7% to 7.1% and were based on similar considerations, including individual performance, position, tenure, experience, expertise, leadership and competitive data in compensation surveys.

        Mr. Marcus and other executive officers in good standing may receive a discretionary annual bonus as determined by the Compensation Committee. In determining the amounts of such bonuses, the Compensation Committee considers the individual performance of each executive and the performance of the Company.

        Mr. Marcus, Mr. Richardson and Mr. Nelson are eligible for cash bonuses and restricted stock awards under the Company's long-term compensation cash and stock-based incentive program adopted by the Compensation Committee in 2001. Restricted stock awards paid under this program are made pursuant to the 1997 Incentive Plan, and are based on performance that occurs over a period of one fiscal year or less.

        Section 162(m) Policy.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to performance-based compensation. Awards granted under the 1997 Incentive Plan are intended to constitute qualified performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible because of Section 162(m).

COMPENSATION COMMITTEE Richard B. Jennings, Chairperson Anthony M. Solomon Alan G. Walton

Compensation Committee Interlocks And Insider Participation

        Messrs. Jennings, Solomon and Walton served on the Compensation Committee during 2003. No member of the Compensation Committee has had any relationship or transaction required to be disclosed pursuant to Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation of Directors

        The Company currently pays each of its non-employee directors annual compensation of $20,000 for services to the Company. In addition, each non-employee director receives fees of $1,000 for each meeting of the Board of Directors, or committee thereof, attended in person and $500 for each such meeting attended by telephone and is reimbursed for reasonable expenses incurred to attend such meetings. Directors who chair committees receive the following additional annual fees: Board Chairperson, $10,000; Audit Committee Chairperson, $10,000; Compensation Committee Chairperson, $7,500 and Nominating & Governance Committee Chairperson, $5,000. Non-employee directors are also eligible to receive options to purchase Common Stock and/or awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. In December 2003, the Board of Directors approved a restricted stock grant of 1,200 shares of Common Stock to each non-employee director under the 1997 Incentive Plan. The per share fair market value of the Common Stock on the effective date of the grant was $57.75. These restricted stock awards will vest in full as of January 31, 2005. Officers of the Company who are also directors do not receive any fees or stock option grants for their services as directors.

        The Company's Deferred Compensation Plan for Directors (the "Directors DC Plan") established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees and restricted stock awards. In 2003, a distribution was made to a director under the Directors DC Plan in the form of 708 shares of Common Stock pursuant to the 1997 Incentive Plan. As of December 31, 2003, the Company had not made any other distributions under the Directors DC Plan.

Executive Compensation

        The following table summarizes the compensation paid by the Company to its Chief Executive Officer and the three other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to the Company in all capacities in 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Positions	Year	Salary	Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation (1)($)
Joel S. Marcus Chief Executive Officer	2003 2002 2001	595,000 550,000 485,000	510,000 280,000 773,798	(2) (4) (7)	6,510 86,895 6,272	(5)	234,500 1,127,500 1,216,750	(3) (6) (8)	— 50,000 15,000	188,274 167,440 28,570
James H. Richardson President	2003 2002 2001	425,000 410,000 375,000	250,000 200,000 325,000	(2) (4) (7)	3,845 26,710 3,845	(5)	— 845,625 912,563	(3) (6) (8)	— 30,000 10,500	75,650 76,650 25,150
Peter J. Nelson Chief Financial Officer, Senior Vice President, Treasurer and Secretary	2003 2002 2001	375,000 350,000 300,000	256,250 175,000 250,000	(2) (4) (7)	2,370 16,782 1,965	(5)	— 704,688 760,469	(3) (6) (8)	— 20,000 9,000	92,400 93,400 25,940
Vincent R. Ciruzzi Senior Vice President	2003 2002 2001	240,000 225,000 210,000	62,500 125,000 162,500	(4) (7)	2,683 13,500 2,671	(5)	— 333,750 340,690	(9) (10)	— — —	55,525 56,525 25,025

(1)
All Other Compensation includes the following contributions made by the Company to employee accounts under the Company's 401(k) plan and Cash Balance Pension Plan in 2001, 2002 and 2003 respectively: Mr. Marcus, $24,500, $162,800 and $182,564; Mr. Richardson $24,500, $76,000 and $75,000; Mr. Nelson $24,500, $91,000 and $90,000; and Mr. Ciruzzi, $24,500, $56,000 and $55,000. All Other Compensation also includes the following term life insurance premiums paid by the Company during 2001, 2002 and 2003 respectively: Mr. Marcus, $4,070, $4,640 and $5,710; Mr. Richardson, $650, $650 and $650; Mr. Nelson, $1,440, $2,400 and $2,400; and Mr. Ciruzzi, $525, $525, and $525.

(2)
Bonuses for Mr. Marcus, Mr. Richardson and Mr. Nelson for services rendered in 2003 of $210,000, $150,000 and $131,250, respectively, were awarded in March 2004. These amounts will be paid in May 2004, contingent upon each officer's continuous service to the Company through May 13, 2004, other than termination due to the officer's death or disability.

(3)
Mr. Marcus, Mr. Richardson and Mr. Nelson will be granted restricted stock awards for services rendered in 2003 in the amounts of 31,250 shares, 23,438 shares, and 19,531 shares respectively, of the Company's Common Stock effective October 1, 2004. The restricted stock agreements for these shares will describe a restricted period through April 30, 2007. In addition, during 2003, Mr. Marcus received an award of 5,000 shares of restricted stock with a restricted period through April 30, 2004. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer's employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer's death or disability. The value of the award of 5,000 shares of restricted stock based on the stock price as of December 31, 2003 was $289,500 for Mr. Marcus.

(4)
Bonuses for Mr. Marcus, Mr. Richardson, Mr. Nelson and Mr. Ciruzzi for services rendered in 2002 of $280,000, $200,000, $175,000 and $125,000 respectively, were awarded and paid in 2003.

(5)
Other Annual Compensation for 2002 includes accrued vacation pay of $80,385 to Mr. Marcus, $22,865 to Mr. Richardson, $14,808 to Mr. Nelson and $10,817 to Mr. Ciruzzi.

(6)
Restricted stock awards for Mr. Marcus, Mr. Richardson and Mr. Nelson for services rendered in 2002 for 25,000 shares, 18,750 shares and 15,625 shares, respectively, were awarded in 2003. The restricted stock agreements for these shares describe a restricted period through July 31, 2004 during which the shares may not be sold or transferred and are subject to forfeiture in the event the officer's employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer's death or disability. The value of these awards based on the stock price as of December 31, 2003 was $1,447,500 for Mr. Marcus, $1,085,625 for Mr. Richardson, and $904,688 for Mr. Nelson.

(7)
Bonuses for Mr. Marcus, Mr. Richardson Mr. Nelson and Mr. Ciruzzi for services rendered in 2001 include $480,000, $325,000, $250,000 and $162,500, respectively, awarded and paid in 2002.

(8)
Restricted stock awards for Mr. Marcus, Mr. Richardson and Mr. Nelson for services rendered in 2001 for 25,000 shares, 18,750 shares and 15,625 shares, respectively, were awarded in 2002. These shares are now vested.

(9)
In 2003, Mr. Ciruzzi received an award of 7,500 shares of restricted stock for services rendered in 2002 with a restricted period through July 31, 2005, during which the shares may not be sold or transferred and are subject to forfeiture in the event his employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan documents, is terminated by him for any reason, other than a termination due to his death or disability. The value of this award based on the stock price as of December 31, 2003 was $434,250.

(10)
In 2002, Mr. Ciruzzi received an award of 7,000 shares of restricted stock for services rendered in 2001. These shares are now vested.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options Granted(#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
% of Total Options Granted to Employees in Fiscal Year(%)
Name			Exercise Price($/sh)	Expiration Date
					5%($)	10%($)
Joel S. Marcus	—	—	—	—	—	—
James H. Richardson	—	—	—	—	—	—
Peter J. Nelson	—	—	—	—	—	—
Vincent R. Ciruzzi	—	—	—	—	—	—

No options were granted in 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-end(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-end Exercisable/Unexercisable(2)
Joel S. Marcus	57,500	$1,645,667	94,167/38,333	$2,922,820/$437,530
James H. Richardson	20,000	612,748	77,000/23,500	2,223,430/272,240
Peter J. Nelson	11,000	362,161	49,667/16,333	1,587,010/194,450
Vincent R. Ciruzzi	—	—	10,000/—	379,000/—

(1)
The value realized is calculated by multiplying the number of securities underlying such options by the difference between the closing sale price of the Common Stock on the NYSE on the date of exercise and the option exercise price.

(2)
The value of unexercised in-the-money options is calculated by multiplying the number of securities underlying such options by the difference between the closing price of the Common Stock on the NYSE at December 31, 2003 and the option exercise price.

Cash Balance Pension Plan

        Under the Alexandria Real Estate Equities, Inc. Cash Balance Plan (the "Pension Plan") effective in 2002, a hypothetical cash balance account is established for each participant for recordkeeping purposes. Each year, a participant's cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. Hypothetical employer contributions to the Pension Plan for the named executive officers are as follows: Mr. Marcus, the actuarial present value of one-tenth of the Internal Revenue Code Section 415 maximum benefit limit; Mr. Richardson, $47,000; Mr. Nelson, $62,000; and Mr. Ciruzzi, $27,000. The formula for hypothetical employer contributions for Mr. Marcus results in a contribution of $154,564 for 2003. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year U.S. Treasury securities for the December preceding the applicable calendar year. The rate was 4.92% for 2003. Benefits under the Pension Plan are vested at all times and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment or attainment of age 62.

        The estimated total annual pension payable under the Pension Plan in the form of a single life annuity to the named executive officers if they continue to receive hypothetical employer contributions and hypothetical earnings at current rates and retire at age 62 is as follows: Mr. Marcus, $131,376; Mr. Richardson, $130,263; Mr. Nelson, $147,062; and Mr. Ciruzzi, $93,088. Participants also are entitled to receive their benefits in the form of a lump sum.

Employment Agreements

        The Company has employment agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi.

        Mr. Marcus' employment agreement provides that he will serve as the Company's Chief Executive Officer through December 31, 2004, with an annual base salary of not less than $450,000. The employment agreements with each of Messrs. Richardson, Nelson and Ciruzzi provide that they will serve in their current positions with the Company through December 31, 2004. Messrs. Richardson, Nelson and Ciruzzi are currently paid annual base salaries of $425,000, $375,000 and $240,000, respectively, and are eligible to receive discretionary annual bonuses. Each employment agreement provides for automatic one-year extensions until notice is given by the executive or the Company.

        Each employment agreement provides that if the Company terminates the executive's employment without Cause or if the executive terminates employment for Good Reason (each as defined in the employment agreements), or, in the case of Mr. Marcus, if he dies or becomes permanently disabled, then the executive would be entitled to receive a severance payment equal to the sum of the executive's base salary for the remaining term of his employment agreement (the "Severance Period"). For each full year remaining in the Severance Period, Mr. Marcus, Mr. Richardson and Mr. Nelson would also be entitled to receive the average of the annual bonuses earned in the two years preceding the date of termination (as defined in the agreements, the "Average Bonus"), but not, in the case of Mr. Marcus, less than 50% of his base salary.

        If any of Messrs. Marcus, Richardson, Nelson or Ciruzzi terminates his employment for Good Reason following a Change in Control (as defined in their respective agreements), then he will be entitled to receive a severance payment equal to three times the sum of his base salary, and his Average Bonus. If Mr. Marcus' employment is terminated in connection with a dissolution of the Company under specified circumstances, he will be entitled to receive a severance payment equal to his base salary and Average Bonus for a period of one year following the date of his termination.

        If any of Messrs. Marcus, Richardson, Nelson or Ciruzzi is entitled to any severance payment, he will also become fully vested in the awards granted to him under the Company's stock option and incentive compensation plans. Mr. Marcus will also be entitled during the Severance Period to continue to participate in the Company's employee welfare and pension benefits plans. If amounts payable to any of the executives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to the executive an amount sufficient to offset the effects of the excise tax.

        The agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi also provide that during their terms of employment, and the period, if any, during which they are entitled to receive severance payments, they will not engage in any activity that is competitive with the business of the Company.

        On March 26, 2004, Mr. Nelson informed the Company that he would be stepping down from his full-time duties and responsibilities as Chief Financial Officer, Senior Vice President, Treasurer and Secretary, for important personal family reasons, effective October 20, 2004, and will be terminating his employment agreement as of such date. Mr. Nelson intends to continue to work with the Company in the capacity of an independent consultant through at least April 30, 2007.

Deferred Compensation Plans

        The Company has in place the Alexandria Real Estate Equities, Inc. 2000 Deferred Compensation Plan (the "DC Plan") and the Alexandria Real Estate Equities, Inc. 2000 Venture Investment Deferred Compensation Plan (the "VI Plan"), both of which are unfunded plans designed to permit compensation deferrals for a select group of the Company's management and highly compensated executives.

        Eligibility to participate in the DC Plan is limited to employees of the Company who have annual compensation equal to or exceeding $125,000 and who fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"). As of December 31, 2003, the Company had not paid any amounts under the DC Plan, other than to terminated participants. Participants' deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants.

        Eligibility to participate in the VI Plan is limited to employees of the Company who have annual compensation equal to or exceeding $125,000, who qualify as accredited investors under the Securities Act of 1933, as amended, and who fall within a select group of management or highly compensated employees for purposes of ERISA. Participants' deferrals of compensation under the VI Plan are credited or charged, as the case may be based on the performance of certain investments designated by the Company. In 2003, participants' accounts under the VI Plan were credited with gains reflecting the performance of designated investments during the year and participants received a distribution under the VI Plan reflecting their portion of their compensation deferrals deemed invested in those investments. As of December 31, 2003, the Company had not paid any other amounts under the VI Plan, other than to terminated participants who received refunds of their compensation deferrals without any adjustment for gains or losses.

        The purpose of the DC Plan and the VI Plan is to attract, motivate and retain selected officers and employees of the Company and any affiliate of the Company that adopts such plans.

PERFORMANCE GRAPH

        The following graph compares the annual cumulative total stockholder return on the Common Stock over a five year period ending December 31, 2003, to the cumulative total return on the S&P 500 Stock Index, Russell 2000 Index, the All Equity REIT Index prepared by the National Association of Real Estate Investment Trusts and the SNL Office REITs Index. The graph assumes an investment of $100 in the Common Stock in each of the indices on December 31, 1998, and that all dividends were reinvested. The return shown on the graph is not necessarily indicative of future performance.

Index	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
Alexandria Real Estate Equities, Inc.	100	110.27	134.06	155.34	170.38	242.40
S&P 500 Index	100	121.11	110.34	97.32	75.75	97.40
Russell 2000 Index	100	121.26	117.59	120.52	95.83	141.11
NAREIT Index	100	95.38	110.28	131.81	143.13	195.51
SNL Office REITs	100	100.51	136.69	143.57	137.60	183.57

        The Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information in the graph be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

        The following table provides information regarding the beneficial ownership of Common Stock as of the record date for the annual meeting by (1) each of the Company's directors, (2) each of the Named Executive Officers, (3) all directors and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent
Joel S. Marcus(2)	304,460	1.6%
James R. Richardson(3)	176,397	*
Peter J. Nelson(4)	126,024	*
Vincent R. Ciruzzi(5)	36,199	*
Jerry M. Sudarsky(6)	105,502	*
Richard B. Jennings(7)	11,000	*
Richard H. Klein	2,200	*
Anthony M. Solomon(8)	29,363	*
Alan G. Walton	8,450	*
Richmond A. Wolf	2,200	*
Executive officers and directors as a group (ten persons)(9)	801,795	4.1%
FMR Corp.(10)	1,799,000	9.3%

*
less than 1%.

(1)
Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 135 N. Los Robles Avenue, Suite 250, Pasadena, CA 91101.

(2)
Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 108,034 shares subject to currently exercisable stock options and excludes 16,666 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 29, 2004.

(3)
Includes 90,500 shares subject to currently exercisable stock options and excludes 10,000 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 29, 2004.

(4)
Includes 49,334 shares subject to currently exercisable stock options and excludes 6,666 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 29, 2004.

(5)
Includes 10,000 shares subject to currently exercisable stock options.

(6)
Includes 81,802 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee, and 22,500 shares subject to currently exercisable stock options.

(7)
Includes 7,500 shares subject to currently exercisable stock options.

(8)
Includes 12,500 shares subject to currently exercisable stock options.

(9)
See notes (2) through (8) above.

(10)
Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004. Address: 82 Devonshire Street, Boston, Massachusetts 02109. According to such Schedule 13G/A, FMR Corp. has sole voting power with respect to 603,400 shares and sole dispositive power with respect to all 1,799,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and beneficial owners of 10% or more of the Company's Common Stock to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company's review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to the Company's directors and officers and beneficial owners of 10% or more of the Company's Common Stock for 2003 were timely met.

PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP, which has served as the Company's independent public accountants since 1994, to be the Company's independent public accountants for the year ending December 31, 2004. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

        Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP's qualifications, including the firm's performance as independent public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with that firm's independence from the Company.

        Stockholders will be asked at the annual meeting to ratify the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent public accounting firm at any time during the year 2004 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Public Accountants

        The SEC requires disclosure of the fees billed by the Company's independent public accountants for certain services. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Fees Billed:
Audit Fees	$218,000	$398,000
Audit-Related Fees	—	—
Tax Fees	245,000	185,000
All Other Fees	—	88,000

Total	$463,000	$671,000

        Audit Fees include amounts billed to the Company related to the audit of our consolidated financial statements, review of our quarterly financial statements and other services provided in connection with statutory and regulatory filings. Other services in 2002 consist of work performed related to equity offerings and property acquisition audits. No fees were billed to the Company in 2003 related to equity offerings and property acquisition audits.

        Tax Fees include amounts billed to the Company primarily for tax planning and consulting, tax compliance and preparation of the Company's federal and state income tax returns.

        All Other Fees for 2002 include amounts billed to the Company related to services provided in connection with the Company's risk assessment of its information technology environment.

Audit Committee Pre-Approval Policy

        Provisions of the Sarbanes-Oxley Act of 2002 which require Audit Committee pre-approval of all services to be performed by the independent public accountants became effective during the Company's 2003 fiscal year. Since the effectiveness of such provisions, the Audit Committee approved, prior to engagement, all audit and non-audit services provided by the Company's independent public accountants and all fees to be paid for such services. All services are considered and approved on an individual basis.

Required Vote

        A majority of the votes cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for 2004.

        The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

        Copies of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003, including the Company's consolidated financial statements will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101, Attention: Investor Relations.

CODE OF ETHICS

        The Company has adopted a business integrity policy that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules requiring a code of ethics for a company's principal executive officer, principal financial officer and principal accounting officer. A copy of the business integrity policy is included as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2003 that has been filed with the Securities and Exchange Commission. The Audit Committee must approve any requests for amendments to or waivers from the policy with respect to directors and executive officers and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the Securities and Exchange Commission on Form 8-K.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2005 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at the Company's 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 16, 2004 in order to be considered for inclusion in the Company's proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company's Bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the mailing of the notice of the annual meeting is advanced by more than 30 days or delayed more than 60 days from that of the mailing of the notice of this year's annual meeting, be submitted to the Secretary of the Company at least 90 and not more than 120 days prior to the first anniversary of the date of mailing of the notice for this year's annual meeting (or between December 16, 2004 and January 15, 2005 based on this year's notice mailing date of April 14, 2004).

COMMUNICATING WITH THE BOARD

        The Board of Directors has designated Richard B. Jennings, an independent director of the Company, as the contact person for communications between the Company's stockholders and other interested parties, on the one hand, and the Board of Directors or the non-management directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the non-management directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 135 North Robles Avenue, Suite 250, Pasadena, California 91101.

OTHER INFORMATION

        Proxy authorizations submitted via telephone or the Internet must be received by 2:00 p.m. (Pacific Daylight Time) on May 11, 2004. To give your proxy authorization via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

Peter J. Nelson Secretary
Pasadena, California April 14, 2004

Exhibit A

Alexandria Real Estate Equities, Inc.

Audit Committee Charter

A. Name

        There shall be a committee of the Board of Directors of Alexandria Real Estate Equities, Inc. which shall be called the Audit Committee.

B. Purposes

        The purposes of the Audit Committee are the following:

  •
  The Audit Committee shall be directly responsible for the appointment and compensation of, and oversight over the work of, the Company's independent auditors.

  •
  The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditors, and (4) the performance of the Company's internal audit function and independent auditors.

  •
  The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

C. Committee Membership

        The Audit Committee shall have at least three members. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange and applicable law, including Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director's fees (including fees for service on committees of the Board of Directors) are the only compensation that an Audit Committee member may receive from the Company.

        The Board of Directors shall appoint the members, and shall designate the Chairperson, of the Audit Committee annually, considering the recommendation of the Nominating & Governance Committee. The members of the Audit Committee shall serve until their successors are appointed and qualify. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies on the Audit Committee with appropriately qualified persons. The Audit Committee shall fix its own rules of procedure, except as expressly provided in this Charter or the by-laws of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange.

D. Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint and terminate the Company's independent auditors, and shall approve in advance all audit engagement fees and terms, and all fees and terms of non-audit engagements with the independent auditors. The Audit Committee may consult with management but shall not delegate this authority, except that pre-approvals of non-audit services may be delegated to one or more members of the Audit Committee. In its capacity as a committee of the Board of Directors, the Audit Committee shall be directly responsible for the compensation and oversight of the work of the Company's independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and the independent auditors shall report directly to the Audit Committee.

        The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee, to the extent it deems necessary or appropriate, and to conduct or authorize investigations into any matters it determines to be within the scope of its responsibilities.

        The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and any advisors employed by the Audit Committee pursuant to the authority in this Charter and for ordinary expenses of the Audit Committee necessary or appropriate in carrying out its duties.

        The Audit Committee shall meet at least five times each year. The Audit Committee shall meet periodically with management, the internal auditor(s) (or other persons responsible for the internal audit function) and the independent auditors in separate executive sessions in furtherance of its purposes. The Audit Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditors to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and assess the adequacy of this Charter annually and shall recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall also review its own performance annually.

        In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, will most effectively implement the purposes of the Audit Committee stated in this Charter. The following are the principal recurring activities that will normally be conducted by the Audit Committee for those purposes:

  •
  Review and discuss with management and the independent auditors the Company's annual audited financial statements, as well as disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or other similar disclosures and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, or other applicable accounting and auditing requirements, and recommend to the Board of Directors whether the audited financial statements presented to the Audit Committee by management and the independent auditors' report thereon should be included in the Company's Annual Report on Form 10-K.

  •
  Review and discuss with management and the independent auditors the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters that the independent auditors are required to discuss pursuant to Statement on Auditing Standards No. 71, or other applicable accounting and auditing requirements, prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements to the extent applicable.

  •
  Review and discuss with management and the independent auditors, as applicable, (a) any significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any significant issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies or the possibility thereof, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP accounting methods or policies on the financial statements, (c) any management letter provided by the independent auditors and any management response to any such letter, (d) the effect of regulatory and accounting initiatives, and of off-balance sheet structures, on the financial statements of the Company, and (e) discuss earnings press releases, including the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as any financial information and earnings guidance provided to analysts and rating agencies.

  •
  Discuss with the independent auditors any problems or differences with management encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto, and matters related to the responsibilities, budget and staffing of the Company's internal audit function.

  •
  Discuss with management the Company's significant financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  •
  Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company.

  •
  Evaluate the qualifications, performance and independence of the independent auditors.

  •
  Establish policies for the Company's hiring of employees or former employees of the independent auditors engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the chief executive officer, controller, chief financial officer, chief accounting officer or any other person serving in an equivalent position to have participated in the Company's audit as an employee of the independent auditors performing the audit during the preceding one-year period).

  •
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

  •
  Review any reports of the independent auditors mandated by, and obtain from the independent auditors any information with respect to illegal acts in accordance with, Section 10A of the Securities Exchange Act of 1934.

  •
  The Audit Committee shall develop and recommend for approval to the Board of Directors the Company's Business Integrity Policy and Procedures for Reporting Non-Compliance, and shall have the responsibility to consider and approve any requests for changes or waivers to or of that policy with respect to directors or executive officers of the Company. The Company shall make disclosure of any such change or waiver as required by the New York Stock Exchange and the Securities and Exchange Commission.

E. Limitations of Audit Committee's Roles

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and have been in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Exhibit B

Alexandria Real Estate Equities, Inc.

Nominating & Governance Committee Charter

A. Name

        There shall be a committee of the Board of Directors of Alexandria Real Estate Equities, Inc. which shall be called the Nominating & Governance Committee.

B. Purposes

        The purposes of the Nominating & Governance Committee shall be to (1) identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and recommend for selection by the full Board of Directors the director nominee(s) proposed by the Committee as the Committee deems appropriate from time to time, including for the Company's next annual meeting of shareholders; (2) develop and recommend for adoption by the Board of Directors a set of Corporate Governance Guidelines of the Company, and (3) oversee the evaluation of the effectiveness of the Board of Directors and management.

C. Committee Membership and Procedure

        The Nominating & Governance Committee shall have at least three members. Each member of the Nominating & Governance Committee shall satisfy the independence requirements of the New York Stock Exchange.

        The Board of Directors shall appoint the members, and shall designate the Chairperson, of the Nominating & Governance Committee. The members of the Nominating & Governance Committee shall serve until their successors are appointed and qualify. The Board of Directors shall have the power at any time to change the membership of the Nominating & Governance Committee and to fill vacancies on the Committee with appropriately qualified persons. The Nominating & Governance Committee shall fix its own rules of procedure, except as otherwise expressly provided in this Charter, the by-laws of the Company, the Corporate Governance Guidelines of the Company or the rules of the New York Stock Exchange.

D. Committee Authority and Responsibilities

  •
  The Nominating & Governance Committee shall seek, interview and screen individual(s) qualified to become board members, as may from time to time be desirable and/or required, and recommend for selection by the Board of Directors the director nominee(s) proposed by the Committee as the Committee deems appropriate from time to time, including for the Company's next annual meeting of shareholders, in each case consistent with director qualification standards approved by the Board of Directors, as required by the Corporate Governance Guidelines of the Company.

  •
  The Nominating & Governance Committee shall have the sole authority to engage and terminate any search firm that is to be used to identify director candidate(s) and shall have sole authority to approve any such search firm's fees and other terms of engagement. The Nominating & Governance Committee shall also have authority to obtain such advice and assistance from such advisors as it shall deem necessary and/or appropriate.

  •
  The Nominating & Governance Committee shall annually recommend to the Board of Directors the committees of the Board of Directors on which directors shall serve and the directors who will serve as the Chairpersons of those Committees.

B-1

  •
  The Nominating & Governance Committee shall oversee the evaluation of the effectiveness of the Board of Directors and the management of the Company and make recommendations to the Board of Directors with regard thereto, as and if appropriate.

  •
  The Nominating & Governance Committee shall review, and assess at least annually the adequacy of, the Corporate Governance Guidelines of the Company and shall recommend any proposed changes to the Board of Directors for approval.

  •
  The Nominating & Governance Committee shall make regular reports to the Board of Directors.

  •
  The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Nominating & Governance Committee shall also review its own performance annually.

  •
  The Nominating & Governance Committee may form and delegate authority to such subcommittees as it deems appropriate.

B-2

Printed on recycled paper	©2004 Alexandria Real Estate Equities, Inc. All Rights Reserved.

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 12, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	Election of Directors:			FOR	AGAINST	ABSTAIN
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) ( ) ( ) ( ) ( ) ( ) ( ) ( )	Jerry M. Sudarsky Joel S. Marcus James H. Richardson Richard B. Jennings Richard H. Klein Anthony M. Solomon Alan G. Walton Richmond A. Wolf	2. 3.	Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2004.

			To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.	☐	☐	☐

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:☒

		CHECK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.

  Proxy For Annual Meeting of Stockholders

  This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), hereby appoints Jerry M. Sudarsky and Joel S. Marcus, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12, 2004, at 10:30 a.m., local time, at the Library of The Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 12, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone prior to 2:00 p.m. (Pacific Daylight Time) on May 11, 2004, and follow the instructions. Have your control number and proxy card available when you call.
-OR-	ACCOUNT NUMBER
INTERNET - Access "www.voteproxy.com" prior to 2:00 p.m. (Pacific Daylight Time) on May 11, 2004, and follow the on-screen instructions. Have your control number available when you access the web page.

\/    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:			FOR	AGAINST	ABSTAIN
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) ( ) ( ) ( ) ( ) ( ) ( ) ( )	Jerry M. Sudarsky Joel S. Marcus James H. Richardson Richard B. Jennings Richard H. Klein Anthony M. Solomon Alan G. Walton Richmond A. Wolf	2. 3.	Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2004.

			To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.	☐ ☐	☐ ☐	☐ ☐

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		CHECK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY
CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2005 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER INFORMATION
Exhibit A Alexandria Real Estate Equities, Inc. Audit Committee Charter
Exhibit B Alexandria Real Estate Equities, Inc. Nominating & Governance Committee Charter